UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2010

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Northwest Pipe Company

5721 SE Columbia Way Suite 200

Vancouver WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On August 11, 2010, Northwest Pipe Company (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “June Form 10-Q”). The letter from Nasdaq states that the Company’s failure to timely file the June Form 10-Q serves as an additional basis for delisting the Company’s securities from the Nasdaq Global Select Market, and states that the Company should present its views with respect to the additional deficiency to Nasdaq in writing no later than August 18, 2010, which the Company intends to do.

As previously disclosed, the Company received a staff determination letter from the Nasdaq on May 11, 2010 stating that, because the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and its Annual Report on Form 10-K for the year ended December 31, 2009 on or before May 10, 2010, trading of the Company’s common stock would be suspended from the Nasdaq Global Select Market at the opening of business on May 20, 2010 unless the Company requested an appeal of the Nasdaq staff’s delisting determination. Also as previously disclosed, the Company requested an appeal of the Nasdaq staff’s delisting determination to a Nasdaq Hearings Panel, and the hearing before the Hearings Panel occurred on June 24, 2010. Also as previously disclosed, on July 23, 2010, the Company received from Nasdaq the written decision of the Hearings Panel, which states that the Hearings Panel has determined to continue the listing of the Company’s shares on the Nasdaq Global Select Market, subject to the condition that the Company, on or before November 8, 2010, shall file with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, its Annual Report on Form 10-K for the year ended December 31, 2009, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The Company expects that Nasdaq will also require the Company to file the June Form 10-Q on or before November 8, 2010.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release issued by Northwest Pipe Company dated August 17, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 17, 2010.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Stephanie J. Welty
Stephanie J. Welty, Senior Vice President and Chief Financial Officer